Exhibit 16.1

January 25, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Seguin Natural Hair Products, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated January 24, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP